As filed with the Securities and Exchange Commission on November 26, 1997.
                                                              File No. 333-____

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                           MERCHANTS BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)
        DELAWARE                                        03-0287342
    (State or other jurisdiction                     (I.R.S. Employer
        of organization)                             Identification No.)

          164 COLLEGE STREET, BURLINGTON, VERMONT 05401 (802) 658-3400 (Address and telephone number of registrant's principal executive offices)
                        --------------------------------


             JANET P. SPITLER                  STEPHEN H. FABERMAN, ESQ.
                 Treasurer                         BINGHAM DANA LLP
        MERCHANTS BANCSHARES, INC.               150 Federal Street
            275 Kennedy Drive                     Boston, MA  02110
       South Burlington, VT 05403                   (617) 951-8054
              (802) 658-3400

           (Name, address and telephone number of agent for service)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register
additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                             Proposed Maximum    Proposed Maximum
Title of Securities         Amount to        Offering Price      Aggregate           Amount of
to be Registered            be Registered    Per Share*          Offering Price*     Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock
Par Value $0.01 per share       144,278           $28.875           $4,166,027          $1,344.00

------------------------------------------------------------------------------------------------------

      *Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported in the consolidated trading system on November 18, 1997.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

      On December 21, 1995, the Registrant sold to its indirect wholly-owned subsidiary Merchants Trust Company (the "Trust Company"), as Trustee, in a private transaction and at the market price of $14.125 per share (the average of the closing bid ($13.25) and asked ($15.00) prices on December 20, 1995) an aggregate of 144,278 shares of the Registrant's common stock (the "Shares") in connection with the amendment and termination (the "Agreements") of certain obligations of the Registrant to certain of its former officers and directors (the "Selling Stockholders") under two benefit and compensation plans of the Registrant. In accordance with the Agreements (as discussed in "Selling Stockholders"), the Trust Company has, from time to time, distributed a portion of the Shares to the Selling Stockholders.

      This Registration Statement on Form S-3 has been prepared and filed pursuant to and in accordance with the requirements of Form S-3 for purposes of
(i) effecting the registration under the Securities Act of 1933, as amended (the "Securities Act") of the 135,110 Shares which are to be transferred in the future to the Selling Stockholders by the Trust Company pursuant to the Agreements, and (ii) including a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (the "Reoffer Prospectus"), which Reoffer Prospectus may be used by the Selling Stockholders to reoffer for resale the 9,168 Shares registered pursuant to this Registration Statement that have already been distributed to certain of the Selling Stockholders by the Trust Company in accordance with the Agreements.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                Subject to Completion, Dated November 26, 1997

                              P R O S P E C T U S

                           MERCHANTS BANCSHARES, INC.

                               144,278 Shares of
                         Common Stock, $0.01 Par Value

                                  -----------

    This Prospectus ("Prospectus") of Merchants Bancshares, Inc., a Delaware corporation (the "Company" or "Merchants"), relates to up to 144,278 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which have been issued by the Company to the Company's indirect wholly-owned subsidiary, Merchants Trust Company (the "Trust Company"), pursuant to the terms of agreements entered into by the Company with certain of its past and present key employees and directors (the "Selling Stockholders") in connection with the termination of the Company's Executive Salary Continuation Plan and Directors Deferred Compensation Plan (the "Plans"). See "Selling Stockholders". The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on the Nasdaq National Market under the symbol "MBVT." On November 18, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $28.875 per share. The Company will pay all of the expenses estimated to be $5,000 incident to the registration, offering and sale of the Shares to the public hereunder (other than commissions, fees and discounts of underwriters, brokers, dealers and agents).

      All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the Nasdaq National Market, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and the commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

    Certain of the underwriters,  brokers,  dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.
                           -----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  -----------

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

-------------------------------------------------------------------------------
                                 Underwriting          Proceeds
                 Price to          Discounts          to Selling
                  Public        and Commissions       Stockholder
-------------------------------------------------------------------------------
Per Share           (l)              (1)(2)             (1)(2)
-------------------------------------------------------------------------------
Total               (1)              (1)(2)             (1)(2)
-------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $5,000, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION."

               The date of this Prospectus is November 26, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at http://www.sec.gov. The Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Companycan also be inspected the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

      The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

      Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Jennifer L. Varin, Secretary of Merchants Bancshares, Inc., 275 Kennedy Drive, South Burlington, Vermont 05401. Telephone requests may be directed to Ms. Varin at (802) 658-3400.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 and the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the Commission pursuant to Section 13(a) of the Exchange Act, and the description of the Common Stock contained in the Company's Registration Statement filed with the Commission under Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              CAUTIONARY STATEMENT

      The documents incorporated by reference in this Prospectus contain, and additional statements issued by the Company from time to time in public filings or press releases or publicly made orally by officers of the Company with respect to the Company contain or may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including without limitation those discussed in the sections referred to above of the Company's 1996 Annual Report to Stockholders on Form 10-K. Such forward-looking statements speak only as of the date on which they are made, and the Company cautions readers not to place undue reliance on such statements. All forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information.

                                  THE COMPANY

      The Company, a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), was originally organized as a Vermont business corporation in 1983. The Company is also subject to examination by, and is required to file reports with, the Department of Banking, Insurance and Securities of the State of Vermont. The Company is the bank holding company of Merchants Bank, a Vermont-chartered commercial bank, headquartered in Burlington, Vermont (the "Bank"). All of the capital stock of the Bank is owned directly by the Company. In addition, the Company owns directly or indirectly through the Bank, all of the outstanding stock of three active nonbanking subsidiaries, all Vermont corporations: the Trust Company, Merchants Properties, Inc. and Queneska Capital Corporation. As of September 30, 1997, the Company had assets of $579 million, liabilities of $529 million and stockholders' equity of $50.4 million.

      The Company engages in one line of business, that of providing a broad range of financial services, through its banking and nonbanking subsidiaries, to individuals and small-and medium-sized companies in Vermont including those located in low-and moderate-income neighborhoods within the Company's defined Community Reinvestment Act assessment area.

      The Bank is a Vermont-chartered commercial bank which, through its thirty-three full-service branch offices, provides a wide variety of retail and commercial deposit and loan products and services to consumers and small and medium-sized businesses primarily in Vermont. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). As of September 30, 1997, the Bank had deposits totaling $505 million and net loans of $381 million.

      The Trust Company is a wholly-owned subsidiary of the Bank and was chartered in 1870 for the purpose of offering fiduciary services such as estate settlement, testamentary trusts, guardianships, agencies, intervivos trusts, employee benefit plans and corporate trust services. As of September 30, 1997, the Trust Company had fiduciary responsibility for assets valued at market in excess of $317 million.

      Merchants Properties, Inc. is a Vermont corporation and wholly-owned subsidiary of the Company which develops and owns affordable rental housing units throughout Vermont.

      Queneska Capital Corporation is a Vermont corporation and wholly-owned subsidiary of the Bank, established as a federal licensee under the Small Business Act to provide loans and/or capital to small businesses.

      For the quarter ended September 30, 1997, the Company reported net income of $2.2 million, or $0.50 per share, compared with net income of $1.6 million, or $0.37 per share, for the same period of 1996. For the nine months ended September 30, 1997, net income was $6.1 million, or $1.39 per share, compared with $4.5 million, or $1.05 per share, for the first three quarters of 1996.

      The executive office of the Company is located at 164 College Street, Burlington, Vermont 05401 (Telephone (802) 658-3400).

                                USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

      On December 21, 1995, the Company sold to the Trust Company, as Trustee, in a private transaction and at the market price of $14.125 per share (the average of the closing bid ($13.25) and asked ($15.00) prices on December 20,
1995) an aggregate of 144,278 shares of the Common Stock (the "Shares"). The Shares were issued pursuant to agreements (the "Agreements") that the Bank had negotiated with the Selling Stockholders, to reduce the Bank's total liabilities to such Selling Stockholders under the Plans, which were terminated or amended. Immediately before the Agreements became effective, the Selling Stockholders were entitled to receive from the Bank payments with an aggregate value of approximately $3.3 million. The Agreements (and termination or amendment of the Plans as a result thereof) reduced the Bank's liabilities by approximately $700,000 and the associated purchase and sale of the Shares provided capital that the Company was able to use to discharge outstanding Company debt that matured in June 1996.

      Under the terms of the Agreements, the Bank generally is to deliver shares of the Common Stock to each of the Selling Stockholders in annual installments, starting following the sixty-fifth birthday of the participant and continuing for 15 years thereafter. In the event of a "change of control" of the Company or the Bank, the Bank has a right to amend the terms of the Agreements to provide that, rather than thereafter being obligated to distribute a fixed number of shares of the Common Stock to each participant, the Bank will be obligated, instead, to pay each participant amounts that are based on the performance of a fund created by selling the Common Stock and investing and reinvesting the proceeds.

      To cover its obligations to make the distributions of the Common Stock required by the Agreements, the Bank established trusts (the "Trusts") with the Trust Company, and contributed to the Trusts an amount sufficient to allow the Trusts to purchase the Shares. Through the Trust Company, the Trusts then purchased the Shares directly from the Company as described above. Pursuant to the terms of the Agreements, the Trust Company has begun to make, and will continue to make, distributions of the Common Stock to the Selling Stockholders. As of November 18, 1997, the Trust Company had distributed 9,168 of the 144,278 Shares. The Registration Statement, of which this Prospectus constitutes a part, relates to the registration of the Shares which have been previously, and will in the future be, distributed to the Selling Stockholders in accordance with the Agreements.

      As of November 18, 1997, there were 4,428,234 shares of the Common Stock issued and outstanding.

      The following table sets forth the names of the Selling Stockholders, the number of outstanding shares of the Common Stock beneficially owned by each of them as of November 18, 1997, and the number of such shares available for resale hereunder by each of them. Since each of the Selling Stockholders may sell all or any portion of the shares of the Common Stock available for resale hereunder by such Selling Stockholder, no estimate can be given as to the amount of shares of Common Stock that will be held by such Selling Stockholder upon termination of this offering.

Name                         Shares Beneficially     Number of Shares Available
                                   Owned(1)                for Resale(2)
-------------------------------------------------------------------------------
Merchants Trust Company(3)         135,110                135,110

Kathryn T. Boardman                    644                  3,099
Peter A. Bouyea(4)                  55,167                  1,706
Dudley H. Davis(5)                  56,855                 36,808
Jeffrey Davis(4)                    24,932                  1,708
Michael G. Furlong(4)                4,525                  2,874
Thomas R. Havers(4)                 17,992                  3,245
Parnell C. Kirby(6)                 10,969                  1,596
Thomas F. Murphy(4)                 22,605                 13,309
Leo O'Brien, Jr.(4)                 16,639                 17,830
Raymond C. Pecor, Jr.(4)           124,569                 13,279
Patrick S. Robins(4)                22,617                 14,016
Benjamin F. Schweyer(4)(7)          64,072                 10,123
Robert A. Skiff, Ph.D.(4)            1,659                 13,154
Susan D. Struble                         0                 11,531

NOTES:
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

(2) Consists of Shares distributed or to be distributed pursuant to the Agreements. See "Selling Stockholders".

(3) All of the Shares beneficially owned by Merchants Trust Company will be distributed to the Selling Stockholders in accordance with the Agreements.

(4) Designates a current director of the Company.

(5) Mr. Davis is the former Chairman of the Board of Directors of the Company and served as a director of the Company until 1997. Of the 36,808 shares available for resale, 7,928 have already been issued to Mr. Davis pursuant to the Agreements.

(6) Of the 1,596 shares available for resale, 228 have already been issued to Mr. Kirby pursuant to the Agreements.

(7) Of the 10,123 shares available for resale, 1,012 have already been issued to Mr. Schweyer pursuant to the Agreements.

                              PLAN OF DISTRIBUTION

      The sale or distribution of the Shares may be effected directly to purchasers by the Selling Stockholders as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any exchange or in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

      Certain of any such underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

      Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers.

      The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

      If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

      Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                             CERTAIN LEGAL MATTERS

      The validity of the offered Common Stock will be passed upon for the Company by Bingham Dana LLP, counsel to the Company.

                                    EXPERTS

      The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

           SEC Registration Fee.......................         $1,344.00
           Transfer Agent and Registrar Fees and Expenses      $0
           Legal Fees and Expenses....................         $2,000.00
           Accounting Fees and Expenses...............         $1,000.00
           Nasdaq National Market Fee.................         $0
           Miscellaneous..............................         $656.00
                                                               ----------
           Total......................................         $5,000.00

       -------------------
       *  Estimates

Item 15.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

      The Registrant's Certificate of Incorporation and Amended By-Laws provide that the Registrant shall, to the fullest extent legally permissible, indemnify each person who is or was a director, officer, employee or other agent of the Registrant and each person who is or was serving at the request of the Registrant as such of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him or her in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter, by reason of his or her being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity. Under Delaware law and the Certificate of Incorporation, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or other entity served or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

      If, in an action, suit or proceeding brought by or in the name of the Registrant, a director of the Registrant is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Certificate of Incorporation, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

      As to any matter disposed of by settlement pursuant to a consent decree or otherwise, no indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders or a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or her or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

       The right of indemnification provided in the Registrant's Certificate of Incorporation shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him or her. Indemnification of a "director", "officer", "employee", "agent", and "trustee" includes their respective executors, administrators and other legal representatives. An "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

Item 16. Exhibits.

      2.1 The Merchants Bank Amended and Restated Deferred Compensation Plan for Directors (filed as Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                1996).

        2.1.1 Trust Under The Merchants Bank Amended and Restated Deferred Compensation Plan for Directors (filed as Exhibit 10.15.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      2.2 Agreement among The Merchants Bank and Kathryn T. Boardman, Thomas R. Havers and Susan D. Struble dated as of December 20, 1995 (filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

        2.2.1   Trust Under the Agreement among The Merchants Bank and Kathryn
                T. Boardman, Thomas R. Havers and Susan D. Struble dated as of December 20, 1995 (filed as Exhibit 10.16.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                1996).

      2.3 Agreement between The Merchants Bank and Dudley H. Davis dated as of December 20, 1995 (filed as Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

        2.3.1   Trust Under the Agreement between The Merchants Bank and Dudley
                H. Davis dated as of December 20, 1995 (filed as Exhibit
                10.17.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      5         Opinion of Bingham Dana LLP.

      13.1 Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1996.

      13.2 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1997.

      13.3 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1997.

      13.4 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended September 30, 1997.

      23.1      Consent of Bingham Dana LLP (included in Exhibit 5).

      23.2      Consent of Arthur Andersen LLP.

      24        Power of Attorney (included on signature page).


Item 17.   Undertakings.

      (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (C) The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (D) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington and the State of Vermont as of November 20, 1997.

                                       Merchants Bancshares, Inc.


                                       By: /s/ Joseph L. Boutin
                                           Joseph L. Boutin
                                           President and Chief Executive
                                           Officer

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Joseph L. Boutin and Janet P. Spitler, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, the Registration Statement on Form S-3 and with respect to the shares of Merchants Common Stock issued in connection with this offering and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

      Signature                   Title                                  Date

                          President and
                          Chief Executive
                          Officer (Principal Executive Officer)
/s/ Joseph L. Boutin      and Director                       November 20, 1997
(Joesph L. Boutin)


                          Vice President, Chief Financial
                          Officer and Treasurer
                          (Principal Financial Officer
                          and Principal Accounting
/s/ Janet P. Spitler      Officer)                           November 20, 1997
(Janet P. Spitler)



_______________________   Chairman of the Board              November 20, 1997
(Raymond C. Pecor, Jr.)



/s/ Peter Bouyea         Director                           November 20, 1997
(Peter Bouyea)

_______________________   Director                           November 20, 1997
(Charles A. Davis)



/s/ Jeffrey L. Davis      Director                           November 20, 1997
(Jeffrey L. Davis)



/s/ Michael G. Furlong    Director                           November 20, 1997
(Michael G. Furlong)



/s/ Leo O'Brien, Jr.      Director                           November 20, 1997
(Leo O'Brien, Jr.)



/s/ Patrick S. Robins     Director                           November 20, 1997
(Patrick S. Robins)



/s/ Benjamin F. Schweyer  Director                           November 20, 1997
(Benjamin F. Schweyer)



_______________________   Director                           November 20, 1997
(Robert A. Skiff)

                                 EXHIBIT INDEX


      Exhibit        Description

      2.1 The Merchants Bank Amended and Restated Deferred Compensation Plan for Directors (filed as Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                1996).

        2.1.1 Trust Under The Merchants Bank Amended and Restated Deferred Compensation Plan for Directors (filed as Exhibit 10.15.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      2.2 Agreement among The Merchants Bank and Kathryn T. Boardman, Thomas R. Havers and Susan D. Struble dated as of December 20, 1995 (filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

        2.2.1   Trust Under the Agreement among The Merchants Bank and Kathryn
                T. Boardman, Thomas R. Havers and Susan D. Struble dated as of December 20, 1995 (filed as Exhibit 10.16.1 to the Registrant's Annual Report on Form 10-K for the year ended December
                31, 1996).

      2.3 Agreement between The Merchants Bank and Dudley H. Davis dated as of December 20, 1995 (filed as Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

       2.3.1    Trust Under the Agreement between The Merchants Bank and Dudley
                H. Davis dated as of December 20, 1995 (filed as Exhibit
                10.17.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

      5         Opinion of Bingham Dana LLP.

      13.1 Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1996.

      13.2 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1997.

      13.3 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1997.

      13.4 Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended September 30, 1997.

      23.1      Consent of Bingham Dana LLP (included in Exhibit 5).

      23.2      Consent of Arthur Andersen LLP.

      24        Power of Attorney (included on signature page).